EXHIBIT 99.1


                                   FOR:  Home Products International, Inc.

                           APPROVED BY:  James R. Tennant, Chairman & CEO
                                         Home Products International, Inc.
                                         (773) 890-1010

 FOR IMMEDIATE RELEASE         CONTACT:  Investor Relations:
 ---------------------                   James Winslow, Executive VP & CFO
                                         Home Products International, Inc.
                                         (773) 890-1010



              HOME PRODUCTS INTERNATIONAL REPORTS FOURTH QUARTER
                            AND FULL YEAR RESULTS

        Fourth Quarter Earnings Per Share of $0.37 vs. $0.11 a year ago;
                                sales up 32%


      Chicago, IL, February 24, 2003 - Home Products International, Inc. (Nasdaq SmallCap: HOMZ) (the "Company"), a leader in the housewares industry, today announced financial results for its fourth quarter and year ended December 28, 2002.

      Net sales in the 2002 fourth quarter were $70.8 million versus $53.7 million in the prior year, an increase of 32%. The Company reported fourth quarter net earnings of $3.0 million and diluted earnings per share of $0.37 as compared to net earnings of $0.9 million ($0.11 per diluted share) in 2001. The fourth quarter 2002 results include $1.3 million of income for the favorable resolution of matters relating to the Company's prior year restructuring actions. The fourth quarter 2001 results include an extraordinary charge ($0.6 million) related to the early retirement of debt, $0.5 million of goodwill amortization that is no longer required under generally accepted accounting principles, and $3.5 million of income from changes in estimate relating to the Company's restructuring initiatives.
 On a comparable basis that eliminates extraordinary charges, income from restructuring, income from special charges and the effect of the change in accounting for goodwill, the Company achieved diluted earnings per share in the fourth quarter of 2002 of $0.21 as compared to a loss per share of $(0.20) in 2001's fourth quarter. The improvement between years was a result of the higher sales as well as a $3.1 million reduction in bad debt expense. In 2001, the Company recorded a significant write-down of its receivable from Kmart.

      For the fiscal year ended December 28, 2002, net sales of $249.2 million were flat to 2001's net sales of $249.7 million. The prior year, however, included $19.2 million of sales from the servingware product line that was sold in July 2001. These sales did not repeat in 2002. An additional $7.9 million of sales was lost due to the bankruptcy of several customers, primarily Ames. Offsetting these sales declines were significant sales gains at the Company's largest customers. On a comparable basis that adjusts for the disposition of the servingware product line, 2002's sales of $249.2 million were up $18.6 million to a year ago, or 8.1%.

      The Company reported full year net earnings of $14.3 million and diluted earnings per share of $1.73 as compared to last year's net earnings of $17.0 million, $2.19 per diluted share. Both years contain items that make it difficult to compare operating results between years. The most significant non-recurring item in 2001 is the $14.5 million gain, $1.87 per share, on the sale of the Company's servingware product line. The
 2001 results also include an extraordinary charge ($0.6 million) related to the early retirement of debt, $2.6 million of goodwill amortization that is no longer required under generally accepted accounting principles, $0.9 million of income from the favorable resolution of matters related to the Company's restructuring initiatives, and $1.1 million of earnings related to the servingware product line. The 2002 results include $1.4 million of income from the favorable resolution of matters relating to the Company's prior years' restructuring actions and an additional gain of $0.7 million related to the servingware divestiture. On a comparable basis that eliminates earnings relating to the servingware divestiture, the extraordinary charges, income from restructuring, income from special charges, and the effect of the change in accounting for goodwill, the Company achieved diluted earnings per share in 2002 of $1.48 as compared to $0.48 in 2001. The improvement between years was a result of higher sales, consistent gross profit margins, and a reduction in bad debt expense.

      The Company noted that total debt, net of cash, declined to $126 million from $130 million a year ago. There were no borrowings outstanding at year-end under the Company's revolving line of credit and total borrowing availability at December 28, 2002 was $43.6 million. The Company continues to be in compliance with all of its loan covenants.

      Commenting on the results, James R. Tennant, chairman and chief executive officer, stated, "We are very pleased with our sales and operating results. The fourth quarter sales continued to grow upon the enhanced performance that we reported in the second and third quarters. We are very pleased that we have been able to grow sales in a tough economic and competitive environment."

      Mr. Tennant concluded, "As we look at 2003, there are clearly opportunities and challenges ahead. We have proven in the past our ability to effectively compete while maintaining a low cost environment and providing a positive return to shareholders. We are confident that HPI's financial and operational strength coupled with our strong customer relationships have positioned the Company well."


 The Company's fourth quarter conference call will take place Tuesday, February 25, 2003, starting at 10:00 a.m. Eastern Time (9:00 a.m. CT, 8:00 a.m. MT, and 7:00 a.m. PT). Dial 1-888/569-5033 approximately 10 minutes prior to conference time.


 A replay of the Company's fourth quarter conference call will be available from 1:00 p.m. Eastern Time February 25, 2003 through midnight Eastern Time March 3, 2003. Dial 1-888/203-1112, then enter confirmation code 774107.


 Home Products International, Inc. is an international consumer products company specializing in the manufacture and marketing of quality diversified housewares products. The Company sells its products to all the largest national retailers.


 Some of the statements made in this press release are forward-looking and concern the Company's future growth, product development, markets and competitive position. While management makes its best efforts to be accurate in making these forward-looking statements, any such statements are subject to risks and uncertainties that could cause the Company's actual results to vary materially. These include market risks such as increased competition for both the Company and its end users and changes in retail distribution channels; dependence on a few large customers; economic risks; financial risks such as fluctuations in the price of raw materials, future liquidity and access to debt and equity markets. Should one or more of these risks or uncertainties materialize, actual results may vary materially from those anticipated, expected or projected. The Company undertakes no obligation to update any such factors or to announce the results of any revision to any of the forward-looking statements contained herein to reflect future events or developments.

                      Home Products International, Inc.
                    Condensed Consolidated Balance Sheets
                              ($ in thousands)


                                                     December 28, December 29,
                                                         2002         2001
                                                       --------     --------
 Cash                                                 $   3,974    $   1,091
 Accounts receivable, net                                48,937       36,577
 Inventories                                             25,357       17,043
 Prepaid expenses and other current assets                1,879        2,275
                                                       --------     --------
   Current assets                                        80,147       56,986
                                                       --------     --------

 Fixed assets, net                                       37,189       42,631
 Goodwill, net                                           73,752       74,759
 Other intangibles, net                                   1,111        1,616
 Other non-current assets                                11,319       11,351
                                                       --------     --------
   Total assets                                       $ 203,518    $ 187,343
                                                       ========     ========


 Accounts payable                                     $  22,986    $  16,834
 Accrued liabilities                                     28,993       33,916
 Current maturities of long term debt                       158          158
                                                       --------     --------
   Current liabilities                                   52,137       50,908
                                                       --------     --------

 Long term debt                                         129,621      130,447
 Other non-current liabilities                            4,293        3,168
                                                       --------     --------
   Long term debt and other non-current liabilities     133,914      133,615
                                                       --------     --------

 Stockholders' equity                                    17,467        2,820
                                                       --------     --------
   Total liabilities and stockholders' equity         $ 203,518    $ 187,343
                                                       ========     ========

                               Home Products International, Inc.
                            Consolidated Statements of Operations
                     ($ in thousands, except share and per share amounts)

                           Thirteen weeks          Thirteen weeks         Fifty-two weeks        Fifty-two weeks
                                ended                  ended                  ended                  ended
                            December 28,            December 29,           December 28,            December 29,
                                2002                    2001                   2002                   2001
                          -----------------       -----------------      -----------------      -----------------
 Net sales               $ 70,763     100.0%     $ 53,673     100.0%    $249,192     100.0%    $249,721     100.0%
 Cost of goods sold        57,108      80.7%       40,425      75.3%     190,705      76.5%     188,299      75.4%
 Special (income)
   charges, net               (33)     (0.0%)        (524)     (1.0%)       (106)     (0.0%)       (414)     (0.2%)
                          -----------------       -----------------      -----------------      -----------------
   Gross profit            13,688      19.3%       13,772      25.7%      58,593      23.5%      61,836      24.8%
                          -----------------       -----------------      -----------------      -----------------

 Operating expenses         7,762      11.0%       10,305      19.2%      30,727      12.3%      36,910      14.8%
 Amortization of
   intangibles                127       0.2%          666       1.2%         507       0.2%       3,190       1.3%
 Restructuring and other
   (income) charges        (1,303)     (1.8%)      (2,963)     (5.5%)     (1,303)     (0.5%)       (480)     (0.2%)
 Asset impairment
   charges                    567       0.8%            -         -          567       0.2%           -         -
                          -----------------       -----------------      -----------------      -----------------
   Operating profit         6,535       9.1%        5,764      10.8%      28,095      11.3%      22,216       8.9%

 Interest (expense)        (3,453)     (4.9%)      (3,586)     (6.7%)    (13,823)     (5.5%)    (18,284)     (7.3%)
 Other income                  58       0.1%           59       0.1%         559       0.2%      14,621       5.9%
                          -----------------       -----------------      -----------------      -----------------
   Earnings before
     income taxes           3,140       4.3%        2,237       4.2%      14,831       6.0%      18,553       7.5%
                          -----------------       -----------------      -----------------      -----------------

 Income tax (expense)         (94)     (0.1%)        (784)     (1.5%)       (527)     (0.2%)       (975)     (0.4%)
                          -----------------       -----------------      -----------------      -----------------

 Net earnings before
 extraordinary charges      3,046       4.2%        1,453       2.7%      14,304       5.8%      17,578       7.1%

 Extraordinary charge for
 early retirement of debt       -         -           598       1.1%           -         -          598       0.2%
                          -----------------       -----------------      -----------------      -----------------
     Net earnings        $  3,046       4.2%     $    855       1.6%    $ 14,304       5.8%    $ 16,980       6.9%
                          =================       =================      =================      =================

 Net earnings per share:
     Basic                  $0.39                   $0.11                  $1.83                  $2.24
     Diluted                $0.37                   $0.11                  $1.73                  $2.19

 Number of weighted
   average common
   shares outstanding:
     Basic              7,817,218               7,591,900              7,804,309              7,563,740
     Diluted            8,294,652               7,936,337              8,286,790              7,754,762



                               Home Products International, Inc.
                       Pro Forma Consolidated Statements of Operations
             ($ in thousands, except share and per share amounts), (Unaudited)

 The following table  sets forth for  the periods indicated  the 2002  and 2001  pro forma results of operations as well as the percentage, which the pro forma items in
 the Statements  of  Operations  bear to  net  sales.   The  pro  forma  results  of
 operations are presented as if the PI divestiture and the change in accounting  for goodwill had occurred at the beginning of fiscal 2001.  Exclusions to 2002  include special and restructuring  (income) charges of  $(1,336) and  $(1,409), which  were recorded during the fourth quarter and full year, respectively.  Exclusions to 2001
 include  special   (income)  charges,   restructuring  (income)   charges  and   an
 extraordinary charge for the early retirement of debt of $(2,889) and $(296), which
 were recorded during  the fourth  quarter and full  year, respectively.   This  pro
 forma financial  information  is not  necessarily  indicative of  the  results  the
 Company would have  realized had such  events occurred at  the beginning of  fiscal
 2001 or of the Company's future results of operations.

                              Pro Forma               Pro Forma              Pro Forma              Pro Forma
                              ---------               ---------              ---------              ---------
                           13 weeks ended          13 weeks ended         52 weeks ended           52 weeks ended
                             December 28,            December 29,           December 28,             December 29,
                                2002                    2001                   2002                    2001
                          -----------------       -----------------      -----------------      -----------------
  Net sales              $ 70,763     100.0%     $ 53,673     100.0%    $249,192     100.0%    $230,553     100.0%
  Cost of goods sold       57,108      80.7%       40,425      75.3%     190,705      76.5%     176,324      76.5%
                          -----------------       -----------------      -----------------      -----------------
    Gross profit           13,655      19.3%       13,248      24.7%      58,487      23.5%      54,229      23.5%
                          -----------------       -----------------      -----------------      -----------------

  Operating expenses        7,762      11.0%       10,305      19.2%      30,727      12.3%      33,875      14.7%
  Amortization of
    intangibles               127       0.2%          130       0.2%         507       0.2%         594       0.3%
  Asset impairment charges    567       0.8%            -         -          567       0.2%           -         -
                          -----------------       -----------------      -----------------      -----------------
    Operating profit        5,199       7.3%        2,813       5.3%      26,686      10.8%      19,760       8.5%

  Interest (expense)       (3,453)     (4.9%)      (3,586)     (6.7%)    (13,823)     (5.5%)    (15,203)     (6.6%)
  Other income (expense)       58       0.1%           59       0.1%        (104)     (0.0%)        132       0.1%
                          -----------------       -----------------      -----------------      -----------------
    Earnings (loss) before
      income taxes          1,804       2.5%         (714)     (1.3%)     12,759       5.3%       4,689       2.0%
                          -----------------       -----------------      -----------------      -----------------

  Income tax (expense)        (94)     (0.1%)        (784)     (1.5%)       (527)     (0.2%)       (975)     (0.4%)
                          -----------------       -----------------      -----------------      -----------------

    Net earnings (loss)  $  1,710       2.4%     $ (1,498)      2.8%    $ 12,232       5.1%    $  3,714       1.6%
                          =================       =================      =================      =================

  Net earnings (loss) per
    share:
      Basic                 $0.22                  $(0.20)                 $1.57                  $0.49
      Diluted               $0.21                  $(0.20)                 $1.48                  $0.48

  Number of weighted avg
  common shares o/s:
      Basic             7,817,218               7,591,900              7,804,309              7,563,740
      Diluted           8,294,652               7,936,337              8,286,790              7,754,762

  Adjusted EBITDA(1)      $ 7,766      11.0%      $ 5,058       9.4%    $ 36,898      14.8%    $ 29,793      12.9%



 (1) Adjusted EBITDA represents, for any period, net income before interest expense,
   income taxes,  depreciation and amortization and  non-recurring items.   Adjusted
   EBITDA  is  presented  to provide  additional  information  about  the  Company's ability to  meet future debt  service, capital expenditures  and working  capital requirements and is  one of the measures  which determines the Company's  ability to borrow money.  Adjusted EBITDA  should not be considered in isolation or as  a substitute for operating income,  cash flows from operating activities and  other income  or  cash  flow statement  data  prepared  in  accordance  with  generally accepted accounting principles or as a measure of the Company's profitability  or
   liquidity.   Adjusted  EBITDA  as calculated  herein  may not  be  comparable  to similarly titled measures reported by other companies.




 Home Products International, Inc.


 Adjusted Earnings Per Share

 The Company has incurred  various items of income  and expense that are  considered
 internally  separate  from  day-to-day  operations.  These  include   extraordinary
 charges,  restructuring  costs,   income  related  to   changes  in  estimates   of
 restructuring costs and earnings  related to our  former servingware product  line.
 In addition, the Company ceased to amortize goodwill as of the beginning of  fiscal
 2002  in  accordance  with  new  accounting  standards.  This  required  change  in accounting had a  significantly favorable  impact on  reported results  in 2002  as
 compared to  prior years.   To  provide  a better  picture of  comparable  earnings
 results, the table below reconciles reported earnings  per share to what is a  more useful measurement of our operating performance.

                              Thirteen-     Thirteen-     Fifty-two      Fifty-two
                                weeks         weeks         weeks          weeks
                                ended         ended         ended          ended
                             December 28,  December 29,  December 28,   December 29,
                                2002          2001          2002           2001
                                ----          ----          ----           ----
 Diluted earnings per share
  as reported                  $0.37         $0.11         $1.73          $2.19


  Extraordinary charge for
    early retirement of debt     ---          0.08           ---           0.08
  Reversal of special charge
    accruals                     ---         (0.07)        (0.01)         (0.05)
  Income from resolution of
    restructuring items        (0.16)        (0.39)        (0.16)         (0.06)
  Earnings from servingware
    product line                 ---           ---           ---          (0.14)
  Gain from sale of
    servingware product line     ---           ---         (0.08)         (1.87)
  Goodwill amortization          ---          0.07           ---           0.33
                                ----          ----          ----           ----
 Diluted earnings (loss) per
   share as adjusted           $0.21        $(0.20)        $1.48          $0.48
                                ====         =====          ====           ====
